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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2002

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands
(State or Other Jurisdiction of Incorporation)

0-29788	N/A
(Commission File Number)	(I.R.S. Employer
Identification Number)

(441) 295-4451
(Registrant's Telephone Number, Including Area Code)

P.O. Box HM 2939
Crown House, Third Floor, 4 Par-la-Ville Road	N/A
Hamilton HM12, Bermuda	(Zip Code)
(Address of Principal Executive Offices)

(Former Name or Former Address, if Changed Since Last Report)

        Item 5.    Other Events and Required FD Disclosure

        On November 19, 2002, Scottish Annuity & Life Holdings, Ltd. issued a press release announcing the pricing of a private offering of convertible notes. A copy of the press release is filed as Exhibit 99.1 hereto.

        Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

  99.1
  Press Release issued by Scottish Annuity & Life Holdings, Ltd. on November 19, 2002, filed herewith.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
	By:	/s/ SCOTT E. WILLKOMM
Scott E. Willkomm President
Dated: November 19, 2002

INDEX TO EXHIBITS

Number	Description
99.1	Press Release issued by Scottish Annuity & Life Holdings, Ltd. on November 19, 2002, filed herewith.

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SIGNATURE
INDEX TO EXHIBITS